Exhibit 9.2



                                IRREVOCABLE PROXY
                                -----------------


      The undersigned shareholder of Deep Field Technologies, Inc., a New Jersey corporation (the "Company"), pursuant to the Voting Agreement dated August 5, 2005 (the "Agreement"), hereby irrevocably (to the extent provided for in the New Jersey Business Corporation Act) appoints Jerome Mahoney ("Mahoney"), or any other designee of Mahoney, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and re-substitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to the shares of: (i) the Company Class B Common Stock, $.01 par value per share, or (ii) the Company Class A Common Stock, no par value per share, that are beneficially owned or may be beneficially owned anytime in the future by the undersigned (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares.

      The term of this Irrevocable Proxy shall commence on August 5, 2005 and terminate on August 4, 2015.

      The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the New Jersey Business Corporation Act), at every annual, special or adjourned meeting of the shareholders of the Company and in every written consent in lieu of such meeting.

      All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

      This Irrevocable Proxy shall terminate only upon the written consent of Jerome Mahoney or as set forth in the Agreement.



Dated:  August 5, 2005                   Name: Mark Meller


                                         By: /s/ Mark Meller
                                            --------------------------
                                            (Signature of Shareholder)